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                                                                    EXHIBIT 21.1

                 LIST OF PRINCIPAL SUBSIDIARIES OF THE COMPANY


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
NAME                                           COUNTRY OF INCORPORATION     % SHAREHOLDING
----                                           ------------------------     --------------
Cronos Containers Ltd                          UK                                 100
Cronos Containers N.V.                         Netherlands Antilles               100
Cronos Containers (Cayman) Ltd                 Cayman Islands                     100
Cronos Equipment S.A.                          Liberia                            100
Cronos Equipment Ltd                           UK                                 100
Cronos Containers Inc.                         USA                                100
Cronos Containers PTE Ltd                      Singapore                          100
Cronos Containers Pty Ltd                      Australia                          100
Cronos Containers S.r.I.                       Italy                              100
Cronos Containers (Hong Kong) Ltd              Hong Kong                          100
Cronos Containers Leasing Gmbh                 Germany                            100
Cronos Containers (Belgium) N.V.               Belgium                            100
Cronos Capital Corp.                           USA                                100
Cronos Securities Corp.                        USA                                100
Advanced Property Services Ltd                 UK                                 100
Cronos Containers Scandinavia AB               Sweden                             100
Intermodal Leasing AB                          Sweden                             100
Cronos Management N.V.                         Netherlands Antilles               100
Cronos Equipment (Jersey) Ltd                  Jersey                             100
Cronos Containers Insurance Ltd                Guernsey                           100
Cronos Equipment (Bermuda) Ltd                 Bermuda                            100
C G Finance B.V.                               The Netherlands                    100
Cronos Holdings / Investments (U.S.), Inc.     USA                                100
IEA (Europe) Ltd                               UK                                 100
Cronos Funding (Bermuda) Ltd                   Bermuda                            100